Chewy Announces Second Quarter 2026 Financial Results

PLANTATION, Fla., September 9, 2026 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the second quarter of fiscal year 2026 ended August 2, 2026.

Fiscal Q2 2026 Highlights:

•Net sales of $3.33 billion increased 7.3 percent year over year or 5.7 percent excluding SmartPak and Modern Animal contributions
•Gross margin of 30.4 percent stayed consistent year over year
•Net income of $80.5 million, including share-based compensation expense and related taxes of $85.9 million
•Net margin of 2.4 percent increased 40 basis points year over year
•Basic earnings per share of $0.20, an increase of $0.05 year over year
•Diluted earnings per share of $0.20, an increase of $0.06 year over year
•Adjusted EBITDA(1) of $226.7 million, an increase of $43.4 million year over year
•Adjusted EBITDA margin(1) of 6.8 percent increased 90 basis points year over year
•Adjusted net income(1) of $148.8 million, an increase of $7.7 million year over year
•Adjusted basic earnings per share(1) of $0.37, an increase of $0.03 year over year
•Adjusted diluted earnings per share(1) of $0.36, an increase of $0.03 year over year

“Chewy delivered a strong second quarter, with growth of 7.3% to $3.33 billion of net sales at the high end of our guidance, and a 6.8% Adj. EBITDA margin, exceeding our expectations,” said Sumit Singh, Chief Executive Officer of Chewy. “The durability of our recurring revenue base, continued customer growth, and disciplined execution give us confidence to raise our full-year revenue and profitability outlook, while continuing to invest in compelling opportunities that deepen customer engagement and create long-term shareholder value.”

Management will host a conference call and webcast to discuss Chewy's financial results today at 8:00 am ET.

Chewy Fiscal Second Quarter 2026 Financial Results Conference Call
When: Wednesday, September 9, 2026
Time: 8:00 am ET
Live webcast and replay: https://investor.chewy.com
Conference call registration: https://events.q4inc.com/attendee/640129598

(1)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted basic and diluted earnings per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies, and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 4,000 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 190,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our share repurchase program, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate our market share; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, the reliability of our websites, mobile applications, and network infrastructure, including through the use of artificial intelligence; maintain adequate cybersecurity with respect to our systems and retain third-party service providers that do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part 1, Item 1A in our Annual Report on Form 10-K for the fiscal year ended February 1, 2026, in our other filings with the Securities and Exchange Commission, our subsequent quarterly reports, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CHEWY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	As of
	August 2, 2026	February 1, 2026
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$611.0	$860.1
Marketable securities	1.2	18.7
Accounts receivable	232.1	222.2
Inventories	924.7	864.8
Prepaid expenses and other current assets	76.3	70.0
Total current assets	1,845.3	2,035.8
Property and equipment, net	624.8	552.3
Intangible assets, net	149.7	0.3
Operating lease right-of-use assets	482.1	467.9
Goodwill	334.1	39.4
Deferred tax assets	264.7	232.2
Other non-current assets	39.9	38.5
Total assets	$3,740.6	$3,366.4
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,166.0	$1,221.4
Accrued expenses and other current liabilities	1,033.4	1,080.2
Current portion of long-term debt	3.0	—
Total current liabilities	2,202.4	2,301.6
Operating lease liabilities	527.2	518.7
Long-term debt, net	588.7	—
Other long-term liabilities	51.8	48.2
Total liabilities	3,370.1	2,868.5
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of August 2, 2026 and February 1, 2026	—	—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 224,993,295 and 238,647,144 shares issued and outstanding as of August 2, 2026 and February 1, 2026, respectively	2.2	2.4
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 176,478,229 and 176,478,229 shares issued and outstanding as of August 2, 2026 and February 1, 2026, respectively	1.8	1.8
Additional paid-in capital	1,550.7	1,852.9
Accumulated deficit	(1,184.8)	(1,360.1)
Accumulated other comprehensive income	0.6	0.9
Total stockholders’ equity	370.5	497.9
Total liabilities and stockholders’ equity	$3,740.6	$3,366.4

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2026	August 3, 2025	August 2, 2026	August 3, 2025
Net sales	$3,330.2	$3,104.2	$6,687.4	$6,220.2
Cost of goods sold	2,319.0	2,162.0	4,664.8	4,354.2
Gross profit	1,011.2	942.2	2,022.6	1,866.0
Operating expenses:
Selling, general and administrative	704.4	671.9	1,381.2	1,325.0
Advertising and marketing	214.8	200.6	420.9	394.4
Total operating expenses	919.2	872.5	1,802.1	1,719.4
Income from operations	92.0	69.7	220.5	146.6
Interest and other income, net	19.9	4.3	22.7	5.3
Income before income tax provision	111.9	74.0	243.2	151.9
Income tax provision	31.4	12.0	67.9	27.5
Net income	$80.5	$62.0	$175.3	$124.4

Comprehensive income:
Net income	$80.5	$62.0	$175.3	$124.4
Foreign currency translation adjustments	(0.3)	0.2	(0.3)	0.6
Comprehensive income	$80.2	$62.2	$175.0	$125.0

Earnings per share attributable to common Class A and Class B stockholders:
Basic	$0.20	$0.15	$0.43	$0.30
Diluted	$0.20	$0.14	$0.42	$0.29
Weighted-average common shares used in computing earnings per share:
Basic	406.4	414.2	410.1	413.9
Diluted	410.1	428.4	414.6	426.8

CHEWY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	26 Weeks Ended
	August 2, 2026	August 3, 2025
Cash flows from operating activities
Net income	$175.3	$124.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76.7	62.1
Share-based compensation expense	150.4	150.4
Non-cash lease expense	19.6	17.4
Unrealized foreign currency (gains) losses, net	—	(0.2)
Other adjustments	6.8	5.8
Net change in operating assets and liabilities:
Accounts receivable	(8.2)	(52.1)
Inventories	(44.9)	(37.5)
Prepaid expenses and other current assets	(2.7)	(32.2)
Other non-current assets	(0.4)	—
Trade accounts payable	(65.3)	50.0
Accrued expenses and other current liabilities	(49.3)	(49.8)
Operating lease liabilities	(18.5)	(16.9)
Other long-term liabilities	6.4	(1.1)
Net cash provided by operating activities	245.9	220.3
Cash flows from investing activities
Capital expenditures	(85.6)	(65.7)
Purchases of marketable securities	(21.4)	—
Proceeds from maturities of marketable securities	39.2	—
Cash paid for acquisition of businesses, net of cash acquired	(552.8)	—
Other investing activities	—	(5.2)
Net cash (used in) investing activities	(620.6)	(70.9)
Cash flows from financing activities
Repurchases of common stock	(400.0)	(152.6)
Proceeds from, net of income taxes paid for, parent reorganization transaction	4.3	2.3
Repayment of borrowings and related financing costs	—	(0.8)
Proceeds from debt	811.7	—
Principal repayments of debt	(220.0)	—
Payments for tax withholdings related to vesting of share-based compensation awards	(68.7)	—
Other	(1.4)	(2.9)
Net cash provided by (used in) financing activities	125.9	(154.0)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	0.6
Net (decrease) in cash and cash equivalents	(249.1)	(4.0)
Cash and cash equivalents, as of beginning of period	860.1	595.8
Cash and cash equivalents, as of end of period	$611.0	$591.8

Non-GAAP Financial Measures

To supplement our GAAP results, we present certain non-GAAP financial measures that management uses to evaluate operating performance, assess liquidity, and inform capital allocation decisions. These measures include Adjusted EBITDA and Adjusted EBITDA margin, Adjusted net income and Adjusted earnings per share, and Free cash flow.

Adjusted EBITDA excludes depreciation and amortization, share-based compensation and related taxes, income tax provision (benefit), interest income (expense), transaction-related costs, net legal settlement proceeds, changes in the fair value of equity warrants, severance and exit costs, and other items not considered indicative of our core operations. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

Adjusted net income and Adjusted earnings per share exclude certain non-cash and non-recurring items, including share-based compensation and related taxes, releases of valuation allowances associated with deferred tax assets, transaction-related costs, net legal settlement proceeds, changes in the fair value of equity warrants, and severance and exit costs. Beginning in the first quarter of 2026, Adjusted net income excludes transaction-related costs prospectively.

Free cash flow represents net cash provided by operating activities less capital expenditures.

We believe these measures provide additional insight into the underlying trends in our business and facilitate comparisons across reporting periods. Reconciliations to the most directly comparable GAAP measures are provided below.

These non-GAAP measures have limitations and should not be considered in isolation or as a substitute for GAAP results. For example, Adjusted EBITDA does not reflect capital expenditures, working capital requirements, interest income (expense), income taxes, or share-based compensation, which remains a recurring component of our compensation structure. In addition, other companies may calculate non-GAAP measures differently, which may limit their comparability. Accordingly, these measures should be considered together with our GAAP financial statements and related disclosures.

Key Financial and Operating Data

We measure our business using both financial and operating data and use the following metrics and measures to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

	13 Weeks Ended			26 Weeks Ended
(in millions, except net sales per active customer, per share data, and percentages)	August 2, 2026	August 3, 2025	% Change	August 2, 2026	August 3, 2025	% Change
Financial and Operating Data
Net sales	$3,330.2	$3,104.2	7.3%	$6,687.4	$6,220.2	7.5%
Net income (1)	$80.5	$62.0	29.8%	$175.3	$124.4	40.9%
Net margin	2.4%	2.0%		2.6%	2.0%
Adjusted EBITDA (2)	$226.7	$183.3	23.7%	$479.8	$376.0	27.6%
Adjusted EBITDA margin (2)	6.8%	5.9%		7.2%	6.0%
Adjusted net income (2)	$148.8	$141.1	5.5%	$328.7	$290.0	13.3%
Earnings per share, basic (1)	$0.20	$0.15	33.3%	$0.43	$0.30	43.3%
Earnings per share, diluted (1)	$0.20	$0.14	42.9%	$0.42	$0.29	44.8%
Adjusted earnings per share, basic (2)	$0.37	$0.34	8.8%	$0.80	$0.70	14.3%
Adjusted earnings per share, diluted (2)	$0.36	$0.33	9.1%	$0.79	$0.68	16.2%
Net cash provided by operating activities	$137.4	$133.9	2.6%	$245.9	$220.3	11.6%
Free cash flow (2)	$89.5	$105.9	(15.5)%	$160.3	$154.6	3.7%
Active customers (3) (4)	21.705	20.906	3.8%	21.705	20.906	3.8%
Net sales per active customer	$602	$591	1.9%	$602	$591	1.9%
Autoship customer sales	$2,817.2	$2,576.9	9.3%	$5,649.8	$5,139.6	9.9%
Autoship customer sales as a percentage of net sales	84.6%	83.0%		84.5%	82.6%
(1) Includes share-based compensation expense and related taxes of $85.9 million and $159.3 million for the thirteen and twenty-six weeks ended August 2, 2026, compared to $79.1 million and $157.1 million for the thirteen and twenty-six weeks ended August 3, 2025.

(2) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” above.

(3) Includes approximately 43 thousand active customers attributable to SmartPak for the thirteen and twenty-six weeks ended August 2, 2026.
(4) Excludes customer additions related to the Modern Animal acquisition.

We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Adjusted EBITDA and Adjusted EBITDA Margin

The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated:

(in millions, except percentages)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income to Adjusted EBITDA	August 2, 2026	August 3, 2025	August 2, 2026	August 3, 2025
Net income	$80.5	$62.0	$175.3	$124.4
Add (deduct):
Depreciation and amortization	39.7	32.1	76.7	62.1
Share-based compensation expense and related taxes	85.9	79.1	159.3	157.1
Interest expense (income), net	4.7	(3.9)	1.9	(7.1)
Change in fair value of equity warrants	—	—	—	2.6
Income tax provision	31.4	12.0	67.9	27.5
Exit costs	—	—	1.9	—
Severance costs	—	—	—	5.9
Net legal settlement proceeds	(24.0)	—	(24.0)	—
Transaction related costs	6.4	0.6	16.2	0.7
Other	2.1	1.4	4.6	2.8
Adjusted EBITDA	$226.7	$183.3	$479.8	$376.0
Net sales	$3,330.2	$3,104.2	$6,687.4	$6,220.2
Net margin	2.4%	2.0%	2.6%	2.0%
Adjusted EBITDA margin	6.8%	5.9%	7.2%	6.0%

Adjusted Net Income and Adjusted Basic and Diluted Earnings per Share

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated:

(in millions, except per share data)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income to Adjusted Net Income	August 2, 2026	August 3, 2025	August 2, 2026	August 3, 2025
Net income	$80.5	$62.0	$175.3	$124.4
Add:
Share-based compensation expense and related taxes	85.9	79.1	159.3	157.1
Change in fair value of equity warrants	—	—	—	2.6
Exit costs	—	—	1.9	—
Severance costs	—	—	—	5.9
Net legal settlement proceeds	(24.0)	—	(24.0)	—
Transaction related costs	6.4	—	16.2	—
Adjusted net income	$148.8	$141.1	$328.7	$290.0
Weighted-average common shares used in computing earnings per share and adjusted earnings per share:
Basic	406.4	414.2	410.1	413.9
Effect of dilutive share-based awards	3.7	14.2	4.5	12.9
Diluted	410.1	428.4	414.6	426.8
Earnings per share attributable to common Class A and Class B stockholders
Basic	$0.20	$0.15	$0.43	$0.30
Diluted	$0.20	$0.14	$0.42	$0.29
Adjusted basic	$0.37	$0.34	$0.80	$0.70
Adjusted diluted	$0.36	$0.33	$0.79	$0.68

Free Cash Flow

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated:

(in millions)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	August 2, 2026	August 3, 2025	August 2, 2026	August 3, 2025
Net cash provided by operating activities	$137.4	$133.9	$245.9	$220.3
Deduct:
Capital expenditures	(47.9)	(28.0)	(85.6)	(65.7)
Free Cash Flow	$89.5	$105.9	$160.3	$154.6

Free cash flow may vary period to period based on the timing and level of capital expenditures, including investments in fulfillment capacity, pharmacy facilities, veterinary clinics, technology infrastructure, and other operational initiatives. Free cash flow may also be affected by changes in working capital, including fluctuations in inventory levels, vendor payment terms, and other components of the cash conversion cycle.

Investor Contact:
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com